Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact Information:

Rachel Lawrence, +1 703 661-9006

rachel.lawrence@vastera.com

Vastera Announces Second Quarter Results for 2003

•

Total Revenues Up 17%

•	Managed Services Revenues Up 24%
•	Pro Forma Earnings Improve

Dulles, VA — (July 24, 2003) — Vastera, Inc. (Nasdaq: VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the second quarter ended June 30, 2003.

Total revenues for the second quarter were $21.5 million, up 17% over last year and up 3% sequentially. Managed Services revenues for the second quarter were $13.6 million, up 24% over last year and even with the previous quarter.

The Company’s reported net loss for the second quarter was $612,000, or a loss of $0.01 per share.  This compares to a net loss of $4.5 million, or a loss of $0.11 per share in the same quarter last year.  Pro forma earnings (1) for the quarter were $527,000, or $0.01 per share, compared to a pro forma loss of $954,000, or a loss of  $0.02 per share in the same quarter last year.  In the second quarter, the Company also generated $1.8 million of EBITDA, as adjusted (1).  The Company ended the quarter with $51.6 million of cash and cash equivalents and short-term investments.

Vastera closed 14 deals in the quarter, 5 with new clients and 9 with existing clients. Of the 14 deals, 7 were Software/Managed Services and 7 were Trade Management Consulting.   Deals signed in this quarter included those with Ambev, a Brazilian

(1) Pro forma earnings and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP expense items as identified in the financial information tables that follow.  Although pro forma earnings and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company s operating performance for the reasons stated in the financial information table footnotes.

beverage company, GE, Hummingbird, and TIBCO Software.  In addition, the Company completed two significant agreements that will play an integral role in expanding its pipeline.  Vastera acquired GE’s internal U.S. Customs Operation, allowing the Company to expand its Managed Services capability in the chemical and consumer goods industries.  Vastera also established a key alliance with JPMorgan Treasury and Trade Services, one of the global leaders of international trade financial services.

“In a business environment that continues to be challenging, we delivered yet another solid quarter both financially and operationally,” said Mark Ferrer, President and CEO of Vastera.  “Our business grew sequentially for the fourth consecutive quarter, we added another major anchor client in GE, and our operation was recognized with the attainment of two quality and service benchmarks: ISO 9001 certification and acceptance into the Customs-Trade Partnership Against Terrorism program.  As the overall business environment improves, multi-national companies will increasingly realize the business impact of the changes in global trade governance.   Vastera is well positioned to help companies turn global supply chain complexity into competitive advantage.”

Financial Guidance

For the third quarter ending September 30, 2003, the Company expects revenues in the range of approximately $21.5 - $22.0 million, with pro forma EPS of approximately $0.02.

The Company affirmed its guidance for the total year 2003 revenues in the range of approximately $84 - $88 million, with pro forma EPS of approximately $0.05 - $0.07.

Earnings Call Details
Vastera will be hosting its second quarter earnings conference call on Thursday, July 24th, at 4:30 p.m. ET. The call is scheduled to last one hour.

Interested participants may access the call by dialing a toll-free number in the U.S. (800) 406-5356, and a caller-paid number from outside of the U.S. (913) 981-5572.  The participant code for the call is 667444.  Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through August 1, 2003, by dialing a toll free number in the U.S. (888) 203-1112, and a caller paid number from outside of the U.S. (719) 457-0820.  The participant code for the replay call is 667444.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM).  Vastera clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers.   Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing).  TradeSphere interprets country-specific information requirements while providing visibility of in-transit inventory and providing governments with accurate information prior to goods arriving at borders.  By combining TradeSphere with Vastera’s Trade Management Consulting, companies can standardize and automate current business processes, more effectively manage supplier and partner relationships, while reducing costs and cycle times and increasing cash flow.   Through Vastera’s Managed Services offering, clients gain the benefit of world-class trade expertise, an integrated global software platform and process knowledge.  These companies achieve guaranteed hard dollar cost savings, take full advantage of preferential trade programs and improve international service levels without having to internally deploy software or hire trade experts throughout the world.   As the only publicly traded company focused exclusively on global trade, Vastera has nearly 600 professionals, in 13 countries, with over 400 clients utilizing their GTM solutions.  For more information, please visit www.vastera.com.

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements in this press release that are not strictly historical are “forward looking” statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment.  The Company does not intend to update such “forward looking” statements.  These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

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VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,166	$23,696
Short-term investments	40,470	33,261
Accounts receivable, net of allowance for doubtful accounts of $1,005 and $948, respectively	18,945	18,409
Prepaid expenses and other current assets	3,035	2,535
Total current assets	73,616	77,901
Property and equipment, net	12,206	11,934
Intangible assets and goodwill, net	77,419	74,755
Deposits and other assets	1,650	974
Total assets	$164,891	$165,564

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$2,623	$2,150
Accounts payable	893	4,277
Accrued expenses	5,754	6,937
Accrued compensation and benefits	1,810	1,543
Deferred revenue, current	10,976	9,446
Total current liabilities	22,056	24,353
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	798	1,078
Deferred revenue, net of current portion	1,631	2,476
Total liabilities	24,485	27,907
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 41,243 and 40,490 shares issued, respectively; 41,168 and 40,490 shares outstanding, respectively	412	405
Additional paid-in capital	325,255	323,010
Accumulated other comprehensive loss	(938)	(2,280)
Deferred compensation	(343)	(988)
Accumulated deficit	(183,980)	(182,490)

Total stockholders’ equity	140,406	137,657

Total liabilities and stockholders’ equity	$164,891	$165,564

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Managed services revenues	$13,644	$11,044	$27,259	$21,974
Software revenues	2,885	3,109	5,616	6,628
Services revenues	4,995	4,185	9,593	8,791
Total revenues	21,524	18,338	42,468	37,393

Cost of revenues:
Cost of managed services revenues	7,499	5,411	14,935	10,788
Cost of software revenues	712	667	1,394	1,203
Cost of services revenues	3,637	3,291	7,006	6,668

Operating expenses:
Sales and marketing	2,302	3,256	4,546	6,643
Research and development	2,999	3,493	6,036	7,441
General and administrative	2,733	2,308	5,473	4,862
Depreciation	1,263	1,094	2,564	2,064
Intangible amortization expense	707	740	1,387	1,193
Restructuring	—	1,976	—	1,976
Stock-based compensation	275	710	645	1,562
Total operating expenses	10,279	13,577	20,651	25,741

Loss from operations	(603)	(4,608)	(1,518)	(7,007)
Other income, net	148	228	336	533
Loss before income taxes	(455)	(4,380)	(1,182)	(6,474)
Income taxes	(157)	(91)	(308)	(182)

Net loss	$(612)	$(4,471)	$(1,490)	$(6,656)

Basic and diluted net loss per common share	$(0.01)	$(0.11)	$(0.04)	$(0.17)

Weighted-average common shares outstanding	40,849	40,124	40,725	39,700

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Pro forma earnings (loss) *	$527	$(954)	$850	$(1,743)
EBITDA, as adjusted *	$1,814	$(13)	$3,448	$(62)

Pro forma earnings (loss) per common share, basic *	$0.01	$(0.02)	$0.02	$(0.04)
Pro forma earnings (loss) per common share, diluted *	$0.01	$(0.02)	$0.02	$(0.04)

Pro forma weighted-average common shares outstanding, basic	40,849	40,124	40,725	39,700
Pro forma weighted-average common shares outstanding, diluted	42,257	40,124	41,823	39,700

*  Pro forma earnings (loss) excludes intangible amortization expense, restructuring, stock-based compensation and income taxes.  To assess fully the Company’s financial operating results, management believes that pro forma earnings (loss) is a useful way to measure operating performance and liquidity of the Company, because it reflects more accurately operating performance of the Company for the reporting period by excluding those charges associated with past events that are not related to current operations or, in the case of income taxes, amounts that are not used to measure operating performance but rather are derived from it.  The excluded intangible amortization expense is associated with identifiable intangible assets from acquisitions.  The excluded stock-based compensation pertains to deferred non-cash compensation charges recorded in connection with the Company’s initial public offering of its shares of common stock and from acquisitions.  EBITDA, as adjusted, excludes intangible amortization expense, restructuring, stock-based compensation, income taxes, depreciation, amortization of revenue discount related to Ford contract, amortization of capitalized internal-use software costs, and other income, net.  Management uses EBITDA, as adjusted, to measure and evaluate operating performance and liquidity of the Company, because it reflects the resources available from the reporting periods’ operations for operating and strategic opportunities including, among others, investing in the business, meeting financing obligations, making strategic acquisitions, and paying other cash obligations.  Therefore, management believes EBITDA, as adjusted, is an appropriate measure to evaluate the operating performance and liquidity of the Company.  These financial measures, however, should be considered in addition to, not as a substitute for or as being superior to, operating net losses, cash flows, or other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  Reconciliations of pro forma earnings (loss) and EBITDA, as adjusted to U.S. GAAP are set forth on the following schedules.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

U.S. GAAP Net loss	$(612)	$(4,471)	$(1,490)	$(6,656)
Add:
Intangible amortization expense	707	740	1,387	1,193
Restructuring	—	1,976	—	1,976
Stock-based compensation	275	710	645	1,562
Income taxes	157	91	308	182

Pro forma earnings (loss) *	527	(954)	850	(1,743)
Add:
Depreciation	1,263	1,094	2,564	2,064
Amortization of revenue discount related to Fordcontract	75	75	150	150
Amortization of capitalized internal-use software costs	97	—	220	—
Other income, net	(148)	(228)	(336)	(533)

EBITDA, as adjusted *	$1,814	$(13)	$3,448	$(62)

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Pro forma weighted-average common shares outstanding, basic	40,849	40,124	40,725	39,700
Dilutive effect of employee stock options	1,408	—	1,098	—

Pro forma weighted-average common shares outstanding, diluted	42,257	40,124	41,823	39,700